UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

International Paper Company

(Exact name of registrant as specified in its charter)

New York	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee 38197
(Address of Principal Executive Offices, and Zip-Code)

Registrant’s telephone number, including area

code: (901) 419-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01.	Other Events.

On May 19, 2021, International Paper Company (the “Company”) entered into a Consent and Waiver Agreement (the “Consent Agreement”) with Graphic Packaging Holding Company (“GPK”), GPI Holding I, Inc. (“GPI”), and Graphic Packaging International Partners, LLC (“GPIP”). Pursuant to the terms of the Consent Agreement and the Exchange Agreement, dated January 1, 2018, by and among the Company, GPK, GPI Holding III, LLC and GPIP (the “Exchange Agreement”) the Company will exchange 22,773,072 common units (“Units”) of GPIP, or all of the remaining Units owned by the Company, for 22,773,072 shares of GPK common stock, which the Company will sell upon receipt.

The exchange is expected to close on May 21, 2021. Following the transactions described above, the Company will no longer own any Units.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

By:	/s/ Timothy S. Nicolls
Name:	Timothy S. Nicolls
Title:	Senior Vice President and Chief Financial Officer

Date: May 19, 2021

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